                                                                    EXHIBIT 99.2

                      [AA(R) INSURANCE AUTO AUCTIONS LOGO]

AT THE COMPANY:                  AT ASHTON PARTNERS:
Scott Pettit                     Chris Kettmann
Chief Financial Officer          General Inquiries
847-839-4040                     312-553-6716
www.iaai.com

FOR IMMEDIATE RELEASE
FRIDAY, JULY 25, 2003

INSURANCE AUTO AUCTIONS ANNOUNCES SECOND QUARTER RESULTS


SCHAUMBURG, ILL., JULY 25, 2003--INSURANCE AUTO AUCTIONS, INC. (NASDAQ: IAAI), a leading provider of automotive salvage and claims processing services in the United States, today reported lower net earnings for the quarter ended June 29, 2003. The Company recorded net earnings of $1.3 million, or $0.11 per diluted share, versus net earnings of $1.4 million, or $0.11 per diluted share, for the same quarter a year ago.

Revenues for the quarter were $53.3 million compared with $59.8 million in the second quarter of 2002. The decline in revenues was primarily due to the Company's continued shift away from vehicles sold under the purchase agreement method. The purchase agreement method accounted for 6 percent of the total vehicles sold this quarter versus 9 percent for the same quarter one year earlier. Under the purchase agreement method, the entire purchase price of the vehicle is recorded as revenue, compared to the lower-risk, consignment fee-based arrangements, where only the fees collected on the sale of the vehicle are recorded as revenue. Fee income in the second quarter increased to $43.1 million versus $42.7 million in the second quarter of last year.

Tom O'Brien, Chief Executive Officer, said, "As we discussed in our July 15th press release, our second quarter revenue and volumes were down compared to those in the year ago quarter on a same-store basis, consistent with industry-wide trends. Our earnings results were negatively impacted by the lower volumes and higher costs that we incurred due to a number of new branch additions, as well as greater-than-expected business transformation costs associated with the new system rollout. Even with these short-term negative impacts on profitability, however, we were still able to match last year's second quarter earnings results primarily because of our business process re-engineering initiative we completed a year ago."

"Our primary goal at this time is implementing the new enterprise-wide IT system in a manner that does not disrupt our operations or negatively impact our customer relationships," said O'Brien. "Although this cautious implementation strategy has taken longer and required more labor than we originally anticipated, we believe it gives us the best opportunity to avoid business disruptions and maintain these customer relationships over the long term. Going forward, we will continue to place the highest emphasis on the long-term benefits of the system and the ultimate impact it should have on our customers."

O'Brien continued, "In addition to maintaining a strong, cautious discipline when rolling out the new system, we have decided to shift our immediate focus to the conversion of the expansion markets before we complete the rollout in our final two major markets. We have chosen to complete these smaller branches first in order to enhance customer relationships, eliminate our need to support diverse systems and to minimize the impact of the system rollout on the two remaining major markets."

The Company also continued its expansion strategy during the second quarter, acquiring new facilities in Wichita, Kansas, Wilmington, North Carolina and Orlando, Florida, all of which leverage existing operations. In addition, IAA acquired the Mountain States Salvage Pool in Salt Lake City, Utah, which represents the penetration of a new market opportunity. The total cost of adding these four new markets was less than $6 million. IAA has added a total of eight new facilities so far this year, although management expects expansion activity to decline significantly in the second half of the year.

Commenting on full-year expectations, O'Brien said, "As we outlined recently, our internal forecast now calls for net earnings of $0.50 per diluted share, after business transformation costs, for the full-year 2003. This estimate takes into account additional business transformation costs as well as higher anticipated costs associated with opening our recently acquired facilities. Other factors affecting this estimate include industry trends that are pointing to slightly lower volumes for the remainder of the year and, due to the later-than-anticipated completion of the new system, its positive financial impact in 2003 will be lower than we originally forecasted."

O'Brien concluded, "To summarize, despite the short-term delays associated with the new system rollout, we remain extremely confident in the overall future of IAA. Our long-term plan of making IAA a stronger, more efficient organization throughout and deploying capital in ways that provide the best return for our shareholders has not changed. The impact of our previously completed strategic initiatives, including the new business processes and the exit of the purchase agreement method of sale, continues to have lasting effects on the profitability of our business. Furthermore, the cost effective acquisitions we have completed so far this year have been strategically located and should help drive future growth. Both our customers and our employees are excited about the benefits our new system will ultimately bring, with these benefits already being witnessed in many of the branches in which it has been fully operational. Finally, we look forward to updating our shareholders on the progress of this initiative as we move forward."

QUARTERLY CONFERENCE CALL

The Company previously announced that it will hold its second quarter 2003 results conference call on Friday, July 25 at 11:00 a.m. Eastern Time. To participate by phone, please dial 877-307-4802 and ask to be connected to the Insurance Auto Auctions earnings conference call. Investors may also access the call over the Internet at www.streetevents.com or by visiting the Company's Web site at www.iaai.com. A replay will be available until midnight EST on August 2, 2003. To listen to the replay, please dial 800-642-1687 and enter conference reservation code 1726605 when prompted.


ABOUT INSURANCE AUTO AUCTIONS, INC.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 74 sites across the United States.

SAFE HARBOR STATEMENT

Certain statements in this document contain forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. In some cases, you can identify forward looking statements by our use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report on Form 10-K for the fiscal year ended December 29, 2002 or subsequent quarterly reports. Among these risks are: changes in the market value of salvage; the quality and quantity of inventory available from suppliers; the ability to pass through increased towing costs; that vehicle processing time will improve; legislative or regulatory acts; competition; the availability of suitable acquisition candidates and greenfield opportunities; the ability to bring new facilities to expected earnings targets; the dependence on key insurance company suppliers; the ability of the Company and its outside consultants to successfully complete the re-design of the Company's information systems, both in a timely manner and according to costs and operational specifications; and the level of energy and labor costs.

 ADDITIONAL INFORMATION ABOUT INSURANCE AUTO AUCTIONS, INC. IS AVAILABLE ON THE
                         WORLD WIDE WEB AT WWW.IAAI.COM


                           FINANCIAL TABLES FOLLOW...

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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands except per share amounts)


                                                     THREE MONTH PERIODS ENDED       SIX MONTH PERIODS ENDED
                                                     -------------------------       -----------------------
                                                      JUNE 29,        JUNE 30,       JUNE 29,       JUNE 30,
                                                       2003             2002          2003            2002
                                                    ----------------------------  ----------------------------
                                                            (UNAUDITED)                   (UNAUDITED)
Revenues:
     Vehicle sales                                   $    10,192    $    17,059    $    23,496    $    44,810
     Fee income                                           43,146         42,691         85,882         84,160
                                                     -----------    -----------    -----------    -----------
                                                          53,338         59,750        109,378        128,970
Cost of sales:
     Vehicle cost                                          9,425         14,802         21,196         40,859
     Branch cost                                          32,845         33,001         65,809         64,193
                                                     -----------    -----------    -----------    -----------
                                                          42,270         47,803         87,005        105,052
                                                     -----------    -----------    -----------    -----------
         Gross profit                                     11,068         11,947         22,373         23,918

Operating expense:
     Selling, general and administrative                   7,509          6,937         14,677         14,116
     Business transformation costs                           921          2,237          1,718          4,186
                                                     -----------    -----------    -----------    -----------


     Earnings from operations                              2,638          2,773          5,978          5,616

Other (income) expense:
     Interest expense                                        503            476            558            724
     Other income                                            (43)           (82)          (122)          (139)
                                                     -----------    -----------    -----------    -----------

     Earnings before income taxes                          2,178          2,379          5,542          5,031

Provision for income taxes                                   898          1,023          2,286          2,163
                                                     -----------    -----------    -----------    -----------

         Net earnings                                $     1,280    $     1,356    $     3,256    $     2,868
                                                     ===========    ===========    ===========    ===========

Earnings per share:
     Basic                                           $       .11    $       .11    $       .28    $       .23
                                                     ===========    ===========    ===========    ===========
     Diluted                                         $       .11    $       .11    $       .27    $       .23
                                                     ===========    ===========    ===========    ===========

Weighted average shares outstanding:
     Basic                                                11,517         12,226         11,784         12,212
     Effect of dilutive securities -- stock options           60            357             77            305
                                                     -----------    -----------    -----------    -----------
     Diluted                                              11,577         12,583         11,861         12,517
                                                     ===========    ===========    ===========    ===========


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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands except per share amounts)

                                                                     JUNE 29,     DECEMBER 29,
                                                                      2003           2002
                                                                   -----------    -----------
ASSETS                                                             (Unaudited)
Current assets:
     Cash and cash equivalents                                     $    28,507    $    10,027
     Accounts receivable, net                                           40,249         45,594
     Inventories                                                        10,175         11,158
     Other current assets                                                2,671          3,571
                                                                   -----------    -----------
            Total current assets                                        81,602         70,350
                                                                   -----------    -----------

Property and equipment, net                                             55,709         49,342
Deferred income taxes                                                    8,592          7,663
Intangible assets, net                                                   2,178          1,710
Goodwill, net                                                          135,335        130,474
Other assets                                                               144            111
                                                                   -----------    -----------
                                                                   $   283,560    $   259,650
                                                                   ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $    25,320    $    28,656
     Accrued liabilities                                                14,679         15,312
     Obligations under capital leases                                    4,785          2,552
     Current installments of long-term debt                              7,545             43
     Income taxes                                                          864              -
                                                                   -----------    -----------
         Total current liabilities                                      53,193         46,563
                                                                   -----------    -----------

Deferred income taxes                                                   16,283         14,835
Other liabilities                                                        2,724          2,736
Obligation under capital leases                                          1,306          1,355
Long-term debt, excluding current installments                          20,661             59
                                                                   -----------    -----------
         Total liabilities                                              94,167         65,548
                                                                   -----------    -----------

Shareholders' equity:
     Preferred stock, par value of $.001 per share
         Authorized 5,000,000 shares; none issued                            -              -
     Common stock, par value of $.001 per share
         Authorized 20,000,000 shares, 11,499,919 shares issued
         and 12,307,128 outstanding as of June 29, 2003 and
         12,292,599 shares issued and outstanding as of December
         29, 2002                                                           12             12
     Additional paid-in capital                                        144,648        144,420
     Treasury stock, 807,209 shares                                     (8,012)             -
     Accumulated other comprehensive income (loss)                        (926)          (745)
     Retained earnings                                                  53,671         50,415
                                                                   -----------    -----------
         Total shareholders' equity                                    189,393        194,102
                                                                   -----------    -----------
                                                                   $   283,560    $   259,650
                                                                   ===========    ===========


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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                            SIX MONTHS ENDED
                                                                          JUNE 29,      JUNE 30,
                                                                            2003          2002
                                                                         ----------    ----------
                                                                                (Unaudited)
Cash flows from operating activities:
Net earnings                                                             $    3,256    $    2,868
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                            4,870         4,275
     (Loss) gain on disposal of fixed assets                                    (31)           34
     Loss (gain) on change in fair market value of derivative
       financial instrument                                                    (307)          472
     Changes in assets and liabilities (excluding effects of
       acquired companies):
     (Increase) decrease in:
       Accounts receivable, net                                               7,370        11,355
       Inventories                                                              985         4,376
       Other current assets                                                     917           863
       Other assets                                                            (754)          438
     Increase (decrease) in:
       Accounts payable                                                      (3,336)       (8,412)
       Accrued liabilities                                                     (684)         (588)
       Income taxes, net                                                      1,383         1,405
                                                                         ----------    ----------
         Total adjustments                                                   10,412        14,218
                                                                         ----------    ----------
     Net cash provided by operating activities                               13,669        17,086
                                                                         ----------    ----------

Cash flows from investing activities:
   Capital expenditures                                                      (6,498)       (6,601)
   Investments, net                                                               -         2,643
   Proceeds from sale of investments                                              -           175
   Proceeds from disposal of property and equipment                              44             -
   Payments made in connection with acquisitions, net of cash acquired       (7,863)            -
                                                                         ----------    ----------
      Net cash used in investing activities                                 (14,317)       (3,783)
                                                                         ----------    ----------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                       227           901
   Proceeds from term loan                                                   30,000             -
   Purchase of treasury stock                                                (8,012)            -
   Principal payments on long-term debt                                      (1,896)      (20,022)
   Principal payments-- capital leases                                       (1,191)            -
                                                                         ----------    ----------
Net cash provided (used) by financing activities                             19,128       (19,121)
                                                                         ----------    ----------

Net increase (decrease) in cash and cash equivalents                         18,480        (5,818)

Cash and cash equivalents at beginning of period                             10,027        24,467
                                                                         ----------    ----------

Cash and cash equivalents at end of period                               $   28,507    $   18,649
                                                                         ==========    ==========

Supplemental disclosures of cash flow information:
   Cash paid or refunded during the period for:
     Interest                                                            $      647    $    1,077
                                                                         ==========    ==========
     Income taxes paid                                                   $      797    $    1,735
                                                                         ==========    ==========
     Income taxes refunded                                               $    1,250    $    2,250
                                                                         ==========    ==========
   Non-cash financing activities:
      Property and equipment additions resulting from capital leases     $    3,375      $      -
                                                                         ==========    ==========